As filed with the Securities and Exchange Commission on May 12, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MISSION RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0437769
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 1455

Houston, Texas 77010-3039

(Address of Principal Executive Offices)

MISSION RESOURCES CORPORATION

1996 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
Ann Kaesermann Vice President—Accounting and Investor Relations, CAO Mission Resources Corporation 1331 Lamar Street, Suite 1455 Houston, Texas 77010-3039 (713) 495-3000	Robert G. Reedy Porter & Hedges, L.L.P. 700 Louisiana Street, 35th Floor Houston, Texas 77002-2764 (713) 226-0600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $.01 per share	900,000(3)	$0.39	$351,000	$28.40

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Mission Resources Corporation 1996 Stock Incentive Plan (the “Plan”).
(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on The Nasdaq Stock Market on May 5, 2003, $0.39. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.
(3)	Includes one preferred stock purchase right (the “Rights”) for each share of common stock. Pursuant to Rule 457(g) of the Securities Act no separate fee is required for the Rights.

Statement Under General Instruction E—Registration of Additional Securities

This registration statement registers an additional 900,000 shares of our common stock related to the 1996 Stock Incentive Plan which are the same class as other securities for which registration statements on Form S-8, File No. 333-63562, File No. 333-57827 and File No. 333-27707 (the “Prior Registration Statements”), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8. Exhibits

Exhibit No.	Description

4.1	Mission Resources Corporation 1996 Stock Incentive Plan (incorporated herein by reference to Appendix I of the Proxy Statement on Schedule 14A filed April 28, 2000).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of May, 2003.

MISSION RESOURCES CORPORATION

By:	/s/ Robert L. Cavnar
Robert L. Cavnar, Chairman of the Board, Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Cavnar, Richard W. Piacenti and Ann Kaesermann, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert L. Cavnar Robert L. Cavnar	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	May 12, 2003

/s/ Richard W. Piacenti Richard W. Piacenti	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2003

/s/ Ann Kaesermann Ann Kaesermann	Vice President—Accounting and Investor Relations, and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2003

/s/ Judy Ley Allen Judy Ley Allen	Director	May 7, 2003

/s/ David A.B. Brown David A.B. Brown	Director	May 12, 2003

/s/ Robert R. Rooney Robert R. Rooney	Director	May 12, 2003

/s/ Herbert C. Williamson Herbert C. Williamson	Director	May 12, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Mission Resources Corporation 1996 Stock Incentive Plan (incorporated herein by reference to Appendix I of the Proxy Statement on Schedule 14A filed April 28, 2000).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.